Exhibit 99.1

      MoSys, Inc. Reports Second Quarter 2006 Financial Results

    SUNNYVALE, Calif.--(BUSINESS WIRE)--Aug. 2, 2006--MoSys, Inc.
(Nasdaq:MOSY), the industry's leading provider of high-density
System-on-Chip (SoC) embedded memory intellectual property (IP), today reported financial results for its second quarter ended June 30, 2006.

    --  Total revenue of $2.3 million

    --  GAAP net loss of $2.1 million or ($0.07) per share

    -- Non-GAAP net loss of $1.4 million or ($0.05) per share (See table of reconciliation of GAAP to non-GAAP net loss and net loss per share)

    -- Announced that Nintendo is utilizing 1T-SRAM(R) within its upcoming Wii(TM) video game console's graphics system

    -- Signed a large 65mn license and royalty agreement with a major integrated device manufacturer (IDM) for MoSys 1T-SRAM technology on July 24, 2006

    --  Began 65nm CLASSIC Macro designs with pure-play foundries

    Second Quarter Results

    Total net revenue for the second quarter of 2006 was $2.3 million as compared to $3.5 million in the first quarter of 2006 and $3.1 million recorded in the second quarter of 2005. The second quarter revenue guidance was recently revised by the Company as a result of a license agreement with a major IDM that was delayed into the third quarter. That license agreement was signed on July 24, 2006.
    Second quarter total revenue included licensing revenue of $1.7 million as compared to $2.3 million in the first quarter of 2006 and $1.9 million in the second quarter of 2005. Royalty revenue for the second quarter was $639,000 compared to $1.3 million in the previous quarter and $1.1 million in the same period a year ago. The Company recorded licensing revenue from 13 different chip development projects compared to 12 in the first quarter and royalty revenue from 18 different licensees compared to 19 in the previous quarter.
    "We continue to make solid progress on the strategic initiatives announced earlier this year. We signed multiple CLASSIC Macro licensing deals during the quarter, initiated programs with semiconductor manufacturers at the advanced 65 nanometer process geometry, and further broadened our relationship with Nintendo and NEC," commented Chet Silvestri, Chief Executive Officer of MoSys.
    "Our CLASSIC Macro program continues to attract new customers as well as generating repeat business with existing customers. CLASSIC Macros enable our customers to move more rapidly from the development stage to the production stage, thereby shortening time-to-market. This advantage allows customers to reach volume production faster, which is critical in the highly competitive consumer electronics market. As a result, we have had several existing customers engage with us for additional future projects."
    Also during the quarter, MoSys completed the research and development work for porting the 1T-SRAM technology to the 65nm process node and initiated macro design work with pure-play foundries. In addition, in July the Company signed a licensing and royalty agreement with a major IDM who will utilize MoSys 1T-SRAM technology in their 65nm process node.
    Mr. Silvestri concluded, "We are pleased with the progress we have made in our 65nm initiatives -- both for our CLASSIC Macros and our technology licensing. We expect these initiatives to drive increased licensing revenue in the latter part of 2006 and to drive our royalty growth in 2007. Also during 2007 we anticipate strong royalty growth from the success of Nintendo's Wii(TM) video game console."
    In accordance with Generally Accepted Accounting Principles (GAAP) the second quarter gross margin percentage was 84 percent, compared to 90 percent in the first quarter of 2006 and 80 percent in the second quarter of 2005. The sequential decrease in gross margin was mainly due to the decrease in royalty revenue relative to licensing revenue.
    Total operating expenses for the second quarter were $4.9 million, which included approximately $570,000 in legal expenses related to the UniRAM litigation as the Company aggressively seeks to resolve this litigation.
    The GAAP net loss for the quarter was $2.1 million, or ($0.07) per share, including stock-based compensation expense under Statement of Financial Accounting Standard No. 123R (FAS 123R) of $624,000. This compares to a net loss of $974,000, or ($0.03) per share, in the first quarter of 2006 and a net loss of $579,000, or ($0.02) per share, in the second quarter of 2005.
    The non-GAAP net loss for the second quarter, which excludes the total stock-based compensation charges of $624,000, was $1.4 million, or ($0.05) per share. Per share amounts were computed using 31,293,000 shares outstanding for the quarter. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.
    Cash, cash equivalents and both long and short-term investments totaled approximately $84.5 million as of June 30, 2006 compared to approximately $85.4 million as of March 31, 2006.

    Business Outlook

    MoSys' Chief Executive Officer and Chief Financial Officer will update the business outlook and give guidance during their earnings conference call at 1:30 p.m. (PT) on Wednesday, August 2, 2006.

    Second Quarter 2006 Financial Results Webcast/Conference Call

    MoSys management will host a conference call and webcast with investors today, August 2, at 1:30 p.m. Pacific time (4:30 p.m. Eastern time) to discuss the second quarter financial results and the business outlook going forward. Investors and other interested parties may access the call by dialing 866-713-8566 in the U.S. (617-597-5325 outside of the U.S.), and entering the passcode 55260961 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A replay will be available for 48 hours following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), passcode
63191049.

    Use of Non-GAAP Financial Measures

    To supplement MoSys' consolidated financial statements presented in accordance with GAAP (Generally Accepted Accounting Principles), MoSys uses non-GAAP financial measures that exclude from the income statement the effects of stock-based compensation and the effects of our adoption of SFAS 123R upon the number of diluted shares used in calculating non-GAAP loss per share. MoSys' management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators MoSys' management uses for planning and forecasting future performance. In addition, MoSys believes that it is important to provide investors and other interested persons with a consistent basis for comparison between quarters, particularly in light of the Company's adoption of the modified prospective transition method under SFAS 123R, which requires application of the accounting standard as of January 1, 2006 but not for prior periods. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table immediately below the Condensed Consolidated Statements of Operations. For additional information regarding these non-GAAP financial measures, and management's explanation of why it considers such measures to be useful, refer to the Form 8-K dated August 2, 2006 that we have submitted to the Securities and Exchange Commission.

    Forward-Looking Statements

    This press release may contain forward-looking statements about the Company including, without limitation, benefits and performance expected from use of the Company's 1T-SRAM technology.
    Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include but are not limited to, customer acceptance of our 1T-SRAM technologies and embedded memory designs, the timing and nature of the license agreements being signed with our customers and their requests for our services under existing license agreements, the timing of customer acceptance of our work under such agreements, the level of commercial success of licensees' products such as cell phone hand sets, ease of manufacturing and yields of devices incorporating our 1T-SRAM, our ability to enhance the 1T-SRAM technology or develop new technologies, the level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time, the vigor and growth of markets served by our licensees and customers and operations of the Company and other risks identified in the Company's most recent annual report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

    About MoSys, Inc.

    Founded in 1991, MoSys, Inc. (Nasdaq:MOSY), develops, licenses and markets innovative memory technologies for semiconductors. MoSys' patented 1T-SRAM technologies offer a combination of high density, low power consumption, high speed and low cost unmatched by other available memory technologies. The single transistor bit cell used in 1T-SRAM memory results in the technology achieving much higher density than traditional six transistor SRAMs while using the same standard logic manufacturing processes. 1T-SRAM technologies also offer the familiar, refresh-free interface and high performance for random address access cycles associated with traditional SRAMs. In addition, these technologies can reduce operating power consumption by a factor of four compared with traditional SRAM technology, contributing to making them ideal for embedding large memories in System-on-Chip (SoC) designs. MoSys' licensees have shipped more than 100 million chips incorporating 1T-SRAM embedded memory technologies, demonstrating excellent manufacturability in a wide range of silicon processes and applications. MoSys is headquartered at 755 N. Mathilda Avenue, Sunnyvale, California 94085. More information is available on MoSys' website at http://www.mosys.com.


                             MOSYS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (unaudited)

                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------

Net Revenue:
  Product                              $--       $6      $--      $10
  Licensing                          1,701    1,940    3,969    3,153
  Royalty                              639    1,121    1,893    2,587
                                  --------- -------- -------- --------
       Total net revenue             2,340    3,067    5,862    5,750

Cost of Net Revenue:
  Product                               --       --       --       --
  Licensing                            381      609      734    1,075
                                  --------- -------- -------- --------
       Total cost of net revenue       381      609      734    1,075

Gross Profit                         1,959    2,458    5,128    4,675

Operating Expenses:
  Research and development           2,129    1,320    4,081    2,923
  Selling, general and
   administrative                    2,806    2,206    5,435    4,682
  Restructuring expenses                --      114       --      114
                                  --------- -------- -------- --------
       Total operating expenses      4,935    3,640    9,516    7,719

  Loss from operations              (2,976)  (1,182)  (4,388)  (3,044)

  Other income/expenses                926      605    1,378    1,118
                                  --------- -------- -------- --------
       Loss before income taxes     (2,050)    (577)  (3,010)  (1,926)

  Provision for income taxes           (14)      (2)     (28)     (22)
                                  --------- -------- -------- --------

Net loss                           $(2,064)   $(579) $(3,038) $(1,948)
                                  ========= ======== ======== ========

Net loss per share
  Basic                             ($0.07)  ($0.02)  ($0.10)  ($0.06)
  Diluted                           ($0.07)  ($0.02)  ($0.10)  ($0.06)

Shares used in computing net loss
 per share
  Basic                             31,293   30,465   31,157   30,453
  Diluted                           31,293   30,465   31,157   30,453





                             MOSYS, INC.
  Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
               (In thousands, except per share amounts)
                             (unaudited)

                                  Three Months Ended Six Months Ended
                                  June 30,  June 30,     June 30,
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------

 GAAP net loss                     $(2,064)   $(579) $(3,038) $(1,948)

 Non-GAAP adjustments:
     Stock compensation expense
       - Cost of revenue                52       --      104       --
       - Research and development      235       --      462       --
       - Selling, general and
         administrative                337        9      661       19
                                  --------- -------- -------- --------
         Total stock compensation
          expense                      624        9    1,227       19

 Non-GAAP net loss                 $(1,440)   $(570) $(1,811) $(1,929)
                                  ========= ======== ======== ========

 GAAP net loss per share: Basic
  and Diluted                       $(0.07)  $(0.02)  $(0.10)  $(0.06)
     Reconciling item:
       - Stock compensation
         expense                     $0.02    $0.00    $0.04    $0.00

                                  --------- -------- -------- --------
 Non-GAAP net loss per share:
  Basic and Diluted                 $(0.05)  $(0.02)  $(0.06)  $(0.06)
                                  ========= ======== ======== ========

 Shares used in computing non-
  GAAP net loss per share
     Basic                          31,293   30,465   31,157   30,453
     Diluted                        31,293   30,465   31,157   30,453





                             MOSYS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                               June 30,   December 31,
                                                2006         2005 (a)
                                             ------------ ------------
                                             (unaudited)
Assets:
  Current assets:
       Cash, cash equivalents and short-term
        investments                              $78,871      $68,650
       Accounts receivable -- net                  2,834          638
       Unbilled contract receivable                   26          368
       Prepaid expenses and other assets           2,534        2,632
                                             ------------ ------------
             Total current assets                 84,265       72,288

  Long-term investments                            5,670       17,339
  Property and equipment -- net                      926        1,121
  Goodwill                                        12,326       12,326
  Other assets                                       588          563
                                             ------------ ------------
             Total assets                       $103,775     $103,637
                                             ============ ============

Liabilities and Stockholders' Equity:
  Current liabilities:
       Accounts payable                             $152         $236
       Accrued expenses and other
        liabilities                                3,111        2,564
       Deferred revenue                              328        1,309
                                             ------------ ------------
             Total current liabilities             3,591        4,109

   Long-term portion of restructuring
    liability                                        130          196

  Stockholders' equity:
       Common stock, additional paid-in
        capital and others                       103,926      100,166
       Accumulated deficit                        (3,872)        (834)
                                             ------------ ------------
             Total stockholders' equity          100,054       99,332

             Total liabilities and
              stockholders' equity              $103,775     $103,637
                                             ============ ============


 (a) Derived from Audited Financial Statements

    CONTACT: MoSys
             Jim Pekarsky, 408-731-1846
             jimp@mosys.com
             or
             Shelton Investor Relations
             Beverly Twing, 972-239-5119 x126
             btwing@sheltongroup.com